UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 2200 Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

Please see the disclosure provided in Item 5.02 below, which is incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)          On August 31, 2010, the Company entered into executive employment agreements with Scott H. Pearce, its President and Chief Executive Officer, and Kelly G. Maguire, its Executive Vice President and Chief Financial Officer, and written terms of employment with Doug M. Anderson, its Vice President, Operations and Mark L. Zoeller, its Vice President, General Counsel and Corporate Secretary.

The agreement with Mr. Pearce provides that he will serve as President and Chief Executive Officer for an initial term of two years. The agreement will automatically renew for successive one year terms, unless either party provides notice of its intent not to renew the agreement at least 60 days prior to the end of any term. The agreement provides for a base salary of not less than $350,000 per year and an annual incentive target bonus of 85% of Mr. Pearce’s base salary. The agreement also provides that if the Company terminates Mr. Pearce’s employment without “cause” or he terminates his employment for ‘‘good reason’’ (as such terms are defined in the agreement), and upon execution of a severance agreement and a customary release of future claims, the Company will pay Mr. Pearce all accrued unpaid base salary and bonus from the previous year, un-reimbursed expenses and a severance payment equal to 12 months of his then-current base salary plus a pro rata portion of his target bonus based on the number of weeks of the year that have lapsed prior to such termination.  The agreement also provides that if the Company terminates Mr. Pearce’s employment without cause or he terminates his employment for good reason within one year following a “change of control” (as defined in the agreement), the Company will pay Mr. Pearce an additional severance payment equal to 12 months of his then-current base salary plus a pro rata portion of his target bonus.

The agreement with Mr. Maguire provides that he will serve as Executive Vice President and Chief Financial Officer for an initial term of two years. The agreement will automatically renew for successive one year terms, unless either party provides notice of its intent not to renew the agreement at least 60 days prior to the end of any term. The agreement provides for a base salary of not less than $245,000 per year and an annual incentive target bonus of 55% of Mr. Maguire’s base salary. The agreement also provides that if the Company terminates Mr. Maguire’s employment without cause or he terminates his employment for good reason, and upon execution of a severance agreement and a customary release of future claims, the Company will pay Mr. Maguire all accrued unpaid base salary and bonus from the previous year, un-reimbursed expenses and a severance payment equal to 12 months of his then-current base salary plus a pro rata portion of his target bonus.  The agreement also provides that if the Company terminates Mr. Maguire’s employment without cause or he terminates his employment for good reason within one year following a change of control, the Company will pay Mr. Maguire an additional severance payment equal to 12 months of his then-current base salary.

Under the terms of their respective agreements, Mr. Pearce and Mr. Maguire have each agreed to maintain the Company’s confidential information in strictest confidence and not to use or disclose to any third party such confidential information, except as the Company may permit from time to time.  Each has also agreed not to compete with the Company during his employment, and if the agreement expires or terminates for any reason, for a period of one year following the termination or expiration date of the agreement.  During the non-compete period, each has agreed not to solicit or persuade any of the Company’s employees to leave the Company or hire any employee whose employment has been terminated.  Mr. Pearce and Mr. Maguire have each also agreed that, during the non-compete period, he will not divert any business away from the Company or from its customers. The agreement also provides that the Company will indemnify each of them against any claims or judgments that result by reason of his employment. In addition, during their respective term of employment, and for a period of three years following employment, the Company must maintain officers’ and Directors’ liability insurance for Mr. Pearce and Mr. Maguire at least equal to the coverage provided for any other present or former senior executive or Director.

Under the written terms entered into with Mr. Anderson, he will receive an annual base salary of $225,000 per year.  Mr. Anderson will also be eligible to participate in the Company’s annual bonus program in an amount of up to 65% of his base salary.  The terms and conditions, including the amount, of the bonus are to be determined in the sole discretion of the Company’s board of directors.  Mr. Anderson will also be eligible to participate in the Company’s employee stock incentive program, subject to such grants as the board may approve.  Mr. Anderson will also be entitled to receive insurance and additional employee benefits.  In the event Mr. Anderson is terminated without cause or for good reason, Mr. Anderson will be entitled to severance equal to six months of his base salary and a pro rata portion of his target bonus, and his health benefits will be continued by the Company pursuant to COBRA for a period of six months. As a condition to receiving such severance payments, Mr. Anderson would be required to execute a general release and enter into a non-competition agreement with the Company for a duration of six months. In the event his employment is terminated following a change of control, Mr. Anderson will be entitled to the greater of the foregoing severance or the amount he would be entitled to under the Company’s Change of Control Plan dated November 10, 2006.

Under the written terms entered into with Mr. Zoeller, he will receive an annual base salary of $225,000 per year.  Mr. Zoeller will also be eligible to participate in the Company’s annual bonus program in an amount of up to 40% of his base salary.  The terms and conditions, including the amount, of the bonus are to be determined in the sole discretion of the Company’s board of directors.  Mr. Zoeller will also be eligible to participate in the Company’s employee stock incentive program, subject to such grants as the board may approve.  Mr. Zoeller will also be entitled to receive insurance and additional employee benefits.  In the event Mr. Zoeller is terminated without cause or for good reason, Mr. Zoeller will be entitled to severance equal to six months of his base salary and a pro rata portion of his target bonus, and his health benefits will be continued by the Company pursuant to COBRA for a period of six months. As a condition to receiving such severance payments, Mr. Zoeller would be required to execute a general release and enter into a non-competition agreement with the Company for a duration of six months. In the event his employment is terminated following a change of control, Mr. Zoeller will be entitled to the greater of the foregoing severance or the amount he would be entitled to under the Company’s Change of Control Plan dated November 10, 2006.

A copy of the executive employment agreements with Mr. Pearce and Mr. Maguire are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and the written terms of employment with Mr. Anderson and Mr. Zoeller are filed as Exhibit 10.3 and Exhibit 10.4, respectively,  to this current report on Form 8-K and are incorporated herein by reference.  The foregoing descriptions of the executive employment agreements and written terms of employment are qualified in their entirety by reference to the full text of those agreements and terms.

Item 9.01.        Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement dated as of August 31, 2010 between BioFuel Energy, LLC and Scott H. Pearce.

10.2	Executive Employment Agreement dated as of August 31, 2010 between BioFuel Energy, LLC and Kelly G. Maguire.

10.3	Offer of Continued Employment dated as of August 31, 2010 between BioFuel Energy, LLC and Doug Anderson.

10.4	Offer of Continued Employment dated as of August 31, 2010 between BioFuel Energy, LLC and Mark Zoeller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: September 2, 2010	By:	/s/ Scott Pearce
	Name:	Scott H. Pearce
	Title:	President and CEO

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement dated as of August 31, 2010 between BioFuel Energy, LLC and Scott H. Pearce.

10.2	Executive Employment Agreement dated as of August 31, 2010 between BioFuel Energy, LLC and Kelly G. Maguire.

10.3	Offer of Continued Employment dated as of August 31, 2010 between BioFuel Energy, LLC and Doug Anderson.

10.4	Offer of Continued Employment dated as of August 31, 2010 between BioFuel Energy, LLC and Mark Zoeller.